Exhibit 10.8
AMENDMENT TO S-76 NEW HELICOPTER SALES AGREEMENT
THIS AMENDMENT, dated as of the Acceptance Date stated below, by and between the Sikorsky Contracting Entity (“Sikorsky”) named below and the Buyer named below, hereby amends the S-76 New Helicopter Sales Agreement between the parties as follows:
     1. Definitions/Information for this Amendment

Buyer:	Offshore Logistics, Inc.
Sikorsky Contracting Entity:	Sikorsky Aircraft Corporation
Sikorsky Contract No.:	S76TD02065
Amendment No.:	7
     2. Amendment — Amend the S-76 Sales Agreements as follows:
     A. Configuration
     Revised Exhibit A, FOR THE 10th — 15th and any subsequent option AIRCRAFT ONLY, as follows:
     1. Delete 9002 HUMS Provisions
     2. Delete 9015 Meggitt Avionics CVR/FDR: SCR500-1560
     3. Add 37062 Penny & Giles Multi Purpose Flight Recorder, MPFR CVR/FDR Model D51615-102
     4. Add 9004 Ground Proximity Warning System Provisions
     B. Payment Schedule
     Delete Section III.1. Table 1 and substitute with the following:
TABLE 1
Payment Schedule
*
     C. Aircraft Price
     Delete Section III.2. Table 2 and substitute with the following:
TABLE 2
Helicopter Unit Price
*
Payments and prices changes in Tables 1 and 2 above, reflect credit to the Buyer as a result of specified configuration changes.
D.	Schedule

The scheduled presentation dates for the Helicopter Acceptance and Completion Services Acceptance of aircraft delivered in 2005 are as follows:

	Helicopter	Completion Services
10th Helicopter	November 30, 2004	February 28, 2005
11th Helicopter	December 24, 2004	March 31, 2005
12th Helicopter	May 31, 2005	August 31, 2005
E.	Due to a current shortage of servos, Sikorsky may elect to transport the aircraft to the Completion Center using “used, airworthy” servos. These three main rotor servos and/or one tall rotor servo will be removed from the helicopter and retained by Sikorsky. Prior to the scheduled presentation date of the completion services, Sikorsky will install “new production servos” (in accordance with Sikorsky type design) for the delivery of the helicopter.

AIRCRAFT ENVELOPE
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WEIGHT BREAKDOWN

MODEL: S76C+	PAR
CUSTOMER: PASSENGER — Air Logistics	02 000 0
MISSION: 12 PASSENGER

	WEIGHT
	(LBS)	ARM (IN.)	MOMENT LBIN.
WEIGHT EMPTY — Green Ship	6534	214.3	1400236
WEIGHT EMPTY EQUIPPED	7217	211.8	1528547

PILOT & COPILOT	400	102.5	41000
ENGINE OIL	21	231.0	4851
WINDSHIELD WASHER FLUID	6	54 .0	324
MANUAL & SUPPLIES	15	102.5	1538
LIFE VESTS COCKPIT	4	122.0	488
LIFE VESTS 12 PASSENGERS	24	164.1	3938
CABIN RAFT	100	166.1	16610

BASIC WEIGHT	7787	205.1	1597296

4 PAX FWD	800	135.5	108400
4 PAX MID	800	166.5	133200
4 PAX AFT	800	197.5	158000
BAGGAGE	180	235.0	42300
OPERATIONAL WEIGHT	10367	196.7	2039196

FUEL MAIN (JET A)	1200	216.7	260040

GROSS WEIGHT	11567	198.8	2299236
3.	Reaffirmation — Except as modified above, all of the provisions of the Agreement remain the same, and the Agreement as modified hereby, is reaffirmed.
     IN WITNESS WHEREOF, this Amendment has been executed by each party’s authorized representative.

Offshore Logistics, Inc.:	Sikorsky Aircraft Corporation:
By: /s/ Drury A. Milke	By: /s/ Mick Maurer
Name: Drury A. Milke	Name: Mick Maurer
Title: Vice President	Title: Vice President — Commerical Programs
Date: January 4, 2005	Date: January 5, 2005